UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company (“Sherwin-Williams”) held on April 18, 2018 are set forth below.

Proposal 1. The shareholders fixed the number of directors of Sherwin-Williams’ Board of Directors at 10 and elected the following 10 nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results for the 10 nominees are as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Arthur F. Anton	76,131,462	2,137,962	249,703	7,520,010
David F. Hodnik	76,741,605	1,379,119	398,403	7,520,010
Richard J. Kramer	77,789,080	439,555	290,492	7,520,010
Susan J. Kropf	76,653,479	1,632,399	233,249	7,520,010
John G. Morikis	76,145,826	1,853,020	520,281	7,520,010
Christine A. Poon	76,740,205	1,538,616	240,306	7,520,010
John M. Stropki	77,977,356	287,614	254,157	7,520,010
Michael H. Thaman	78,026,815	239,066	253,246	7,520,010
Matthew Thornton III	77,667,225	587,475	264,427	7,520,010
Steven H. Wunning	77,600,874	647,653	270,600	7,520,010

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
74,678,980	3,347,817	492,188	7,520,152

Proposal 3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2018. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
82,818,734	2,965,282	255,121	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 23, 2018	By:	/s/ Mary L. Garceau
Mary L. Garceau
Senior Vice President, General Counsel and Secretary

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